                                                                   EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus and Consent Solicitation Statement of Transocean Sedco Forex Inc. for the registration of the following Notes and to the incorporation by reference therein of our report dated January 25, 2001, with respect to the consolidated balance sheets as of December 31, 2000 and 1999, and the related consolidated statements of operations, equity and cash flows for the year ended December 31, 2000 and the related combined statements of operations, equity and cash flows for the year ended December 31, 1999 (and the related financial statement schedule) of Transocean Sedco Forex Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission:

       o   $239,500,000 6.50% Notes due 2003

       o   $350,000,000 6.75% Notes due 2005

       o   $250,000,000 6.95% Notes due 2008

       o   $250,000,000 7.375% Notes due 2018

       o   $87,112,000 9.125% Notes due 2003

       o   $300,000,000 9.50% Notes due 2008

                                                          /s/ Ernst & Young LLP

Houston, Texas
January 15, 2002